 EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No.1 to the Quarterly Report on Form 10-Q/A of Lightlake Therapeutics Inc. (the “Company") for the period ended October 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dr. Roger Crystal, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 22, 2016

By:	/s/ Dr. Roger Crystal
Dr. Roger Crystal
Chief Executive Officer
(Principal Executive Officer)